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                              TAIT, WELLER & BAKER
                          Certified Public Accountants

                                                                   Exhibit 11(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm in the Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A) of EV Traditional Worldwide Health Sciences Fund, Inc. (formerly Medical Research Investment Fund, Inc.) and to the incorporation by reference of our report dated September 20, 1996 to the Shareholders and Board of Directors of EV Traditional Worldwide Health Sciences Fund, Inc.


                                                       /s/ Tait, Weller & Baker
                                                       ------------------------
                                                       TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 21, 1996